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                                                                  EXHIBIT 10.30



                       AMENDMENT TO EMPLOYMENT AGREEMENT

         This Agreement is made and entered into as of this 1st day of March, 1997 by and between Evergreen Media Corporation, a Delaware corporation (the "Company"), and Kenneth J. O'Keefe, an individual (the "Employee").

                                   WITNESSETH

         WHEREAS, the Company and the Employee are parties to an Employment Agreement dated February 12, 1996 (the "Employment Agreement");

         WHEREAS, the Company and the Employee desire to amend the Employment Agreement in certain respects;

         NOW THEREFORE, the parties hereby agree to amend the Employment Agreement as follows:

         1. Effective January 1, 1997, Section 5 of the Employment Agreement is amended in its entirety to read as follows:

         "5. Potential Bonus Compensation.

         (a) The Executive shall be entitled to an Annual Bonus for each Contract Year ending during the Employment Term for which Annual Broadcast Cash Flow equals or exceeds the Broadcast Cash Flow Target. The amount of Annual Bonus payable for any Contract Year that begins on or after January 1, 1997 shall be equal to two and one-half percent (2.5%) of the excess, if any, of Annual Broadcast Cash Flow for such Contract Year over the Broadcast Cash Flow Target for such Contract Year. The Executive's Annual Bonus earned with respect to each Contract Year shall be paid at the same time as annual incentive bonuses with respect to that Contract Year are paid to other senior executives of the Company generally.

         (b) "Annual Broadcast Cash Flow" for any Contract Year shall mean station operating income for such Contract Year for the stations owned by the Company as of the last day of such Contract Year on a consolidated basis excluding depreciation, amortization and corporate, general and administrative expenses, calculated in a manner consistent with the presentation of "broadcast cash flow" in the Company's periodic reports filed with the Securities Exchange Commission, with respect to the stations owned by the Company as of the last day of such Contract Year.

         (c) "Broadcast Cash Flow Target" for any Contract Year shall mean 105% of the station operating income for the immediately preceding Contact Year on a consolidated basis excluding depreciation, amortization and corporate, general and administrative expenses, calculated in a manner consistent with the presentation of "broadcast cash flow" in the




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Company's periodic reports filed with the Securities Exchange Commission, with respect to the stations owned by the Company as of the last day of the Contract Year for which the Broadcast Cash Flow Target is calculated."

         2. Effective as of January 1, 1997, a new 9(e) is added to the Employment Agreement after Section 9(d) to read as follows:

         "(e) For purposes of Sections 9(a) and (c), the pro rated Annual Bonus for the Contract Year in which occurs the Executive's termination of employment shall equal the Annual Bonus, if any, that would be payable hereunder on the basis of a Contract Year commencing January 1 of the year of termination of employment and ending on the last day of the Terminal Month in such year. For the sole purpose of calculating the pro rated Annual Bonus, if any, payable pursuant to Sections 9(a) and (c) and this Section 9(e), the Broadcast Cash Flow Target for the Contract Year in which such termination of employment occurs shall be calculated on the basis of an assumed Contract Year that commenced on January 1 of the year prior to the year of termination of employment and ended on the last day of the Terminal Month in such year, on the basis of the stations owned by the Company as of the last day of the Terminal Month in the year of termination of employment. "Terminal Month" shall mean the last complete calendar month ending coincident with or prior to the Executive's termination of employment hereunder."

         3. Effective as of January 1, 1997, Section 7(b) of the Employment Agreement is hereby modified in its entirety to read as follows:

         "(b) (i) To the extent the Option has not otherwise become unexercisable and subject to Employee's employment with the Company on February 28, 1999, the Option shall be exercisable in full on such date.

         (ii) To the extent the Option has not otherwise become unexercisable, the Option shall be exercisable in full as of the effective date, if prior to the expiration of the Term, of a Change in Control (as defined in Section 7(d)).

         (iii) To the extent the Option has not otherwise become unexercisable, in the event Employee's employment is terminated during the Tenn (A) due to Employee's death or disability (as defined in Section 9 below), (B) due to a termination by the Company without Cause (as defined in Section 9), or (C) due to Employee's resignation of employment with Company following the Company's material breach of this Agreement which breach is not cured within 30 days following notice from Employee to Company of such breach, then as of such date of termination of employment, the Option shall be exercisable as to that portion of the 100,000 shares of Common Stock subject to the Option equal to the ratio of (X) the number of full months Employee is actually employed by the Company hereunder over (Y) 36."

         4. Except as modified hereby, all terms of Employment Agreement shall remain in full force and effect.

                           [signature page follows]


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         IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement as of the date first written above.


                                        EVERGREEN MEDIA CORPORATION

                                        By: /s/ ILLEGIBLE
                                            ---------------------------------
                                        Title:



                                        /s/ KENNETH J. O'KEEFE
                                        ---------------------------------------
                                        Kenneth J. O'Keefe




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